United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 20, 2025

Date of Report (Date of earliest event reported)

Elite Express Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42811	99-2516128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

(949) 758-0650

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ETS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On August 20, 2025, Elite Express Holding Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dominari Securities LLC, as representative (the “Representative”) of the several underwriters listed on Schedule A to the Underwriting Agreement (together, the “Underwriters”), relating to the Company’s initial public offering (the “IPO”) of 3,800,000 shares of Class A common stock, par value $0.000001 per share (“Class A Common Stock”) at a public offering price of $4.00 per share. The Company also granted the Underwriters a 45-day option to purchase up to 570,000 additional shares of Class A Common Stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the IPO.

On August 22, 2025, the Company closed the IPO. The Company offered and sold the Class A Common Stock in the IPO pursuant to its registration statement on Form S-1 (File No. 333-286965), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2025, as amended, and declared effective by the SEC on August 20, 2025. The offering was conducted on a firm commitment basis. The shares of Class A Common Stock were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “ETS” on August 21, 2025.

The net proceeds to the Company from the IPO were approximately $13.7 million, after deducting underwriting discounts and commissions and the payment of other offering expenses associated with the IPO. The Company (i) paid the Underwriters an underwriting discount equal to 7.0% of the gross proceeds of the IPO, (ii) paid the Representative a non-accountable expense fee equal to 1.0% of the gross proceeds of the IPO, and (iii) reimbursed the Representative for accountable out-of-pocket expenses related to the IPO in the amount of $23,160.

A copy of the Underwriting Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing summary of the terms of the Underwriting Agreement does not purport to be a complete description of the document described in this Form 8-K and is qualified in its entirety by such document.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

On August 20, 2025, the Company issued a press release regarding the pricing of the IPO. A copy of the press release is attached as Exhibit 99.1 hereto.

On August 22, 2025, the Company issued a press release regarding the closing of the IPO. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01.	Exhibits.

Exhibit No.	Description
10.1	Underwriting Agreement dated August 20, 2025 by and between the Company and the Representative

99.1	Press Release on Pricing of the Company’s Initial Public Offering

99.2	Press Release on Closing of the Company’s Initial Public Offering

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President and Director